                             AMENDED CODE OF ETHICS

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

                      PACIFIC HEIGHTS ASSET MANAGEMENT, LLC

                        600 Montgomery Street, 27th Floor

                         San Francisco, California 94111

                Adopted by Pacific Heights Asset Management, LLC

                                  March 2, 2004

                        Adopted by the Board of Directors

                    Permanent Portfolio Family of Funds, Inc.

                                  March 2, 2004

                                    SECTION I

                                  INTRODUCTION

This Code of Ethics  (“Code”)  is an integral  part of the efforts of  Permanent

Portfolio Family of Funds,  Inc.  (“Fund”) and its investment  adviser,  Pacific

Heights Asset  Management,  LLC (“Pacific  Heights”) to prevent fraud  resulting from personal trading in securities by their respective personnel.

Rule  17j-1  (“Rule”),   adopted  by  the  Securities  and  Exchange  Commission

(“Commission”)  under the  Investment  Company  Act of 1940,  as amended  (“1940

Act”), prohibits fraudulent, deceptive or manipulative acts by Fund personnel in connection with their personal transactions in securities held or to be acquired by a  Portfolio  of the  Fund.  The Rule  also  contains  requirements  that are designed to prevent fraud, including:  (i) requiring the Fund and its investment adviser to adopt a code of ethics containing  provisions reasonably necessary to prevent  fraudulent,  deceptive or manipulative acts; and (ii) requiring certain persons to report their personal securities transactions to the Fund.

                                   SECTION II

                                   DEFINITIONS

For purposes of this Code, the following definitions shall apply:

“Access Person” means any director,  officer, general partner or Advisory Person of the Fund or of Pacific Heights.

“Advisory Person” means: (i) any employee of the Fund or of Pacific Heights who,

in connection with his or her regular functions or duties,  makes,  participates in, or obtains information  regarding the purchase or sale of a Covered Security

                                       -1-

by a  Portfolio  of the Fund,  or whose  functions  relate to the  making of any recommendations  with respect to such  purchases or sales;  and (ii) any natural person in a control  relationship  to the Fund or to Pacific Heights who obtains information  concerning  recommendations  made to the Fund  with  regard  to the purchase or sale of a Covered Security by a Portfolio of the Fund. A person does not become an Advisory Person merely by the fact that he or she normally assists in the  preparation of public  reports,  or receives public reports of the Fund,

but does not receive information as to current recommendations or trading of the

Fund.   Nor  does  a  single   instance  of   obtaining   knowledge  of  current

recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge, make such a person an Advisory Person.

“Covered  Security” means any security,  except:  (i) direct  obligations of the

Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit,  commercial paper and other high quality  short-term debt  instruments,

including  repurchase  agreements;  and (iii) shares  issued by open-end  mutual funds other than shares of the Fund. The purchase or sale of a Covered  Security includes  the  writing of an option to purchase  or sell a Covered  Security.  A commodity,  such as gold or silver, held or to be acquired by a Portfolio of the

Fund, does not fall within the definition of a security.

“Initial  Public  Offering”  (“IPO”) means an offering of securities  registered under the Securities Act of 1933, as amended  (“Securities  Act”), the issuer of which,  immediately before such  registration,  was not subject to the reporting requirements of sections 13 or 15(d) of the Securities  Exchange Act of 1934, as

amended (“Exchange Act”).

“Investment Personnel” of the Fund or of Pacific Heights means: (i) any employee of the Fund or of Pacific  Heights  who, in  connection  with his or her regular

                                       -2-

functions or duties, makes or participates in making  recommendations  regarding the  purchase or sale of  securities  by a Portfolio  of the Fund;  and (ii) any natural  person  who  controls  the  Fund or  Pacific  Heights  and who  obtains information  concerning  recommendations made to the Fund regarding the purchase or sale of securities by a Portfolio of the Fund.

“Private Placement” means an offering that is exempt from registration under the

Securities  Act  pursuant to section 4(2) or section  4(6),  or pursuant to rule

504, rule 505 or rule 506 under the Securities Act.

“Security  Held or to be  Acquired by a Portfolio  of the Fund”  means:  (i) any

Covered Security which,  within the most recent fifteen (15) days: (A) is or has been held by a Portfolio of the Fund; or (B) is being or has been  considered by the Fund or by Pacific Heights for purchase by a Portfolio of the Fund; and (ii)

any  option  to  purchase  or  sell,  and  any  security   convertible  into  or

exchangeable for, a Covered Security.

                                   SECTION III

                               PROHIBITED CONDUCT

It is  unlawful  for any  Access  Person  or  Advisory  Person of the Fund or of

Pacific  Heights,   in  connection  with  the  purchase  or  sale,  directly  or indirectly,  by such person of a Security  Held or to be Acquired by a Portfolio of the Fund:

       (A)   To employ any device, scheme or artifice to defraud the Fund;

       (B)   To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                                       -3-

       (C)   To  engage  in any act,  practice,  or  course  of  business  which operates or would operate as a fraud or deceit upon the Fund; or

       (D)   To engage in any manipulative practice with respect to the Fund.

No Access  Person  or  Advisory  Person  shall  purchase  or sell,  directly  or indirectly,  any  security  in  which  he or  she  has,  or by  reason  of  such transaction acquires, any direct or indirect beneficial ownership,  and which to his or her actual  knowledge at the time of such  purchase or sale is a Security

Held or to be Acquired by a Portfolio of the Fund.

The aforementioned prohibitions shall not apply to:

       (A)   Purchases  or sales  effected in any account  over which the Access

             Person or the Advisory  Person has no direct or indirect  influence or control;

       (B)   Purchases or sales of those  securities  which are not eligible for purchase or sale by a Portfolio of the Fund;

       (C)   Purchases or sales which are  non-volitional  on the part of either the Access Person or the Advisory Person of the Fund;

       (D)   Purchases  which  are part of an  automatic  dividend  reinvestment plan;

       (E)   Purchases  effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired; and

       (F)   Purchases or sales which  receive the prior  approval of the Fund’s

             Board of Directors  (“Board of  Directors,” or “Board”) in light of their determination that, under the circumstances,  the purchase or sale will not adversely affect a Portfolio of the Fund.

                                       -4-

The  Fund may  prescribe  from  time to time  such  means  as may be  reasonably necessary to prevent such acts, practices,  or courses of business that are of a fraudulent, deceptive or manipulative nature.

                                   SECTION IV

                           PRE-APPROVAL OF INVESTMENTS

                         IN IPOS AND PRIVATE PLACEMENTS

Most  individuals  rarely  have a chance to invest  in IPOs,  particularly  “hot issue” IPOs, shares of which are usually reserved for institutional investors or wealthy individual customers with large brokerage accounts.  The opportunity for

Investment  Personnel to purchase IPO shares  presents a potential  for conflict between the interests of the individual and the Fund. The purchase of IPO shares by Investment  Personnel may raise  questions as to whether the investment is an undisclosed  reward for directing  Fund business to the  underwriter  or issuer,

whether the individual is  misappropriating an opportunity that should have been offered to the Fund, and whether the individual’s  future  investment  decisions for  the  Fund  will  be  based  solely  on the  best  interests  of the  Fund’s shareholders.

Purchases by Investment Personnel of securities in a Private Placement may raise similar conflicts because the opportunity to invest in the Private Placement may be a reward for past business deals. In some cases, the conflict may occur later when the issuer of the privately placed security is considering  making a public offering.

To ensure that the potential conflicts  associated with these investments can be addressed before they arise, the Code requires that Investment  Personnel obtain approval from Pacific Heights before directly or indirectly

                                       -5-

acquiring any beneficial ownership in securities in an IPO or Private Placement.

The Code does not prohibit these investments because it is recognized that there may be situations  in which  investment  in these  offerings  does not raise the types of conflicts that the Code is designed to address.  In some circumstances,

an investment  opportunity clearly may be available to Investment  Personnel for reasons  other than the  individual’s  position with the Fund.  Pacific  Heights therefore could determine that,  based on the particular  nature of the offering or the particular facts of the purchase, the investment would create no material conflict.  In other  circumstances,  the  investment  may raise  only  potential conflicts  from  which  the Fund and its  investors  can be  protected.  Because

Pacific Heights is in the best position to evaluate  whether an investment in an

IPO or other limited offering creates or may create a conflict of interest,  the

Code permits Pacific  Heights to protect the Fund’s  shareholders by determining whether to approve the  proposed  investment.  Any such  investment  approved by

Pacific  Heights shall be reported to the Board of Directors at its next regular meeting.

                                    SECTION V

                             REPORTING REQUIREMENTS

Holdings Reports

Each Access Person shall make periodic reports to the Fund as set forth below of any  transaction  in  which  such  Access  Person  has,  or by  reason  of  such transaction acquires, any direct or indirect beneficial ownership in any Covered

Security.  However,  no  person  shall be  required  to report  any  transaction effected  for any  account  for which  such  person  has no  direct or  indirect influence or control.  A director of the Fund who is not an “interested  person”

of the Fund,  as defined  in the 1940 Act  (“Disinterested  Director”),  and who

otherwise  would be required  to make a report  solely by reason of being a Fund director, need not make:

                                       -6-

       (A)   An  Initial  Holdings  Report  or  an  Annual  Holdings  Report  as

             described below; or

       (B)   A  Quarterly  Transaction  report as  described  below,  unless the director  knew, or in the ordinary  course of fulfilling his or her official  duties as a Fund director,  should have known that during the fifteen-day  period  immediately before or after the director’s transaction in a Covered Security,  that the Fund purchased or sold the Covered  Security,  or that the Fund or its investment  adviser considered purchasing or selling the Covered Security.

1.  Initial Holdings Report

Each  Access  Person,  other than a  Disinterested  Director,  shall  provide an

Initial  Holdings  Report to the Fund and Pacific Heights listing all securities beneficially  owned by the Access Person.  Such an Initial Holdings Report shall be filed no later  than ten (10)  days  after  such a person  becomes  an Access

Person.

The Initial Holdings Report shall contain the following information:

       (A)   The title,  number of shares and  principal  amount of each Covered

             Security  in which the Access  Person  had any  direct or  indirect beneficial ownership when the person became an Access Person;

       (B)   The name of any broker, dealer or bank with which the Access Person maintained  an  account in which any  securities  were held for the direct or indirect  benefit of the Access Person as of the date the person became an Access Person; and

       (C)   The date that the report is submitted by the Access Person.

2.  Quarterly Transactions Reports

No later  than ten (10) days after the end of a calendar  quarter,  each  Access

Person, other than a Disinterested  Director (subject to the exception described above),  shall file a Quarterly  Transaction  Report  containing  the  following information:

                                       -7-

       (A)   With  respect to any  transaction  during the  quarter in a Covered

             Security  in which the Access  Person  had any  direct or  indirect beneficial ownership:

             (1)   The date of the transaction, the title, the interest rate and maturity date (if  applicable),  the number of shares and the principal amount of each Covered Security involved;

             (2)   The nature of the transaction  (i.e.,  purchase,  sale or any other type of acquisition or disposition);

             (3)   The price of the Covered  Security  at which the  transaction was effected;

             (4)   The name of the broker,  dealer or bank with or through which the transaction was effected; and

             (5)   The date that the report is submitted by the Access Person.

       (B)   With  respect to any account  established  by the Access  Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

             (1)   The name of the broker,  dealer or bank with which the Access

                   Person established the account;

             (2)   The date the account was established; and

             (3)   The date that the report is submitted by the Access Person.

Any such Quarterly Transaction Report may contain a statement that such a report shall not be construed  as an admission by the person  making such a report that he or she has any direct or indirect  beneficial  ownership  in the  security to which the report relates.

3.  Annual Holdings Report

On or  before  September  1 of  each  year,  each  Access  Person  other  than a

Disinterested Director shall file an

                                       -8-

Annual  Holdings  Report  containing  the following  information  (of which such information  must be current as of a date no more than  thirty  (30) days before the report is submitted):

       (A)   The title,  number of shares and  principal  amount of each Covered

             Security  in which the Access  Person  had any  direct or  indirect beneficial ownership;

       (B)   The name of any broker, dealer or bank with which the Access Person maintains  an  account  in which  any  securities  are held for the direct or indirect benefit of the Access Person; and

       (C)   The date that the report is submitted by the Access Person.

Review of Reports

The purposes of the Code will be served only if the  holdings  and  transactions reports are  reviewed to detect  conflicts  of interest  and abusive  practices.

Accordingly,  management of Pacific Heights shall review all securities holdings and transactions  reports required by this Code, and shall report any violations of the Code,  including  any action taken as a result  thereof,  to the Board of

Directors.

                                   SECTION VI

                                PERIODIC REVIEWS

Board Approval

A  majority  of the Board of  Directors,  including  a majority  of the  Board’s

Disinterested  Directors,  shall be  required to approve the Fund’s Code and the

Code of Pacific Heights. If Pacific Heights makes a material change to its Code,

such change shall be presented to the Board of Directors for its approval at its next regular meeting.  In the event the Fund engages another  investment adviser or engages a principal underwriter: (i) that is an affiliated person of the Fund or the Fund’s investment adviser; or (ii) who has an officer, director or

                                       -9-

general  partner  who serves as an officer,  director or general  partner of the

Fund or the Fund’s investment  adviser,  the Board of Directors must approve the code of ethics of such an organization upon their engagement.

In all cases, the Board of Directors must base its approval of a code of ethics,

or a material change to a code of ethics,  upon a determination that such a code of ethics  contains  provisions  reasonably  necessary to prevent Access Persons from violating the anti-fraud provisions of the Rule.

Annual Issues and Certification Report

The Board of  Directors’  involvement  in the  personal  investment  policies of

Access  Persons  applicable  to the Fund will not end after the Board’s  initial approval of the Code.  Continued  oversight of personal  investment  policies of

Access  Persons  applicable  to the Fund is in the best  interest  of the Fund’s shareholders  because it  subjects  these  policies  to  independent,  objective analysis by the designated “watchdog” for fund shareholders.

Accordingly,  the  management  of the Fund and of Pacific  Heights shall provide annually to the Board of Directors,  on or prior to  September 1 of each year, a written report  (“Annual Issues and  Certification  Report”) that: (i) describes issues  that  arose  during  the  previous  year  under  the Code or  applicable procedures  under the Rule,  including  but not  limited to,  information  about material Code or procedure  violations  and the resultant  sanctions  imposed in response  to those  material  violations;  and (ii)  certifies  to the  Board of

Directors that the Fund and Pacific Heights have adopted  procedures  reasonably necessary to prevent their Access Persons from violating the Code.

The Board of  Directors  shall,  at its third  quarterly  meeting  of each year,

examine and consider the Annual Issues

                                      -10-

and Certification Report carefully and determine if it is necessary to amend the

Code or applicable procedures, or to suggest to Pacific Heights that it consider amending its Code or applicable procedures.

                                   SECTION VII

                           RECORDKEEPING REQUIREMENTS

The Fund  and  Pacific  Heights  shall  maintain  at  their  principal  place of business,  records in the manner and to the extent set out in this  Section VII.

Such records shall be available to the Commission or any  representative  of the

Commission at any time and from time to time for reasonable periodic, special or other examination. Such records shall include:

       (A)   A copy of each code of ethics for the Fund and Pacific Heights that is in effect,  or at any time within the past five (5) years was in

             effect,   with  each  such  copy  being  maintained  in  an  easily

             accessible place;

       (B)   A record of any violation of the Code, and of any action taken as a result of the violation,  with each such record being maintained in an easily  accessible  place for at least five (5) years  after the end of the fiscal year in which such a violation occurs;

       (C)   A copy of each  report  made by an  Access  Person as  required  by

             Section V of this Code,  including any information provided in lieu of such  reports,  with each such record  being  maintained  for at least five (5) years after the end of the fiscal year in which such a report is made or such information is provided, the first two (2)

             years of which in an easily accessible place;

       (D)   A record of all  persons,  currently  or  within  the past five (5)

             years,  who are or were required to make reports under Section V of this  Code,  or who are or were  responsible  for  reviewing  these reports,  with  each  such  record  being  maintained  in an easily accessible place; and

                                      -11-

       (E)   A copy of each Annual Issues and  Certification  Report required by

             Section VI of this Code, such Report being  maintained for at least five (5)  years  after  the end of the  fiscal  year in which it is made,  the first  two (2)  years of which in an  easily  accessible place.

In addition,  Pacific  Heights shall maintain a record of any decision,  and the reasons  supporting  such a decision,  to approve the  acquisition by Investment

Personnel  of  securities  under  Section  IV of this Code for at least five (5)

years after the end of the fiscal year in which such approval is granted.

                                  SECTION VIII

                                    SANCTIONS

Upon  discovering  a  violation  of the  Code,  the  Board of  Directors  or the

management  of  Pacific   Heights  may  impose  such   sanctions  as  they  deem

appropriate,  including, among other things, a letter of censure,  suspension or termination  of the employment of the violator.  Violations of the  prohibitions and restrictions set forth herein, as well as other fraudulent conduct, may also subject such person to the civil and criminal  laws and sanctions of federal and state governments.

                                   SECTION IX

                                   DISCLOSURES

The  Fund  shall  file  the  Code  with  the  Commission  as an  exhibit  to its

Registration  Statement.  The Fund shall also make the  disclosures  required by

Form N-1A concerning the Code in its Statement of Additional Information,  which is filed as part of its Registration Statement.

                                      -12-

                                  APPENDIX “A”

                                ACCESS PERSONS OF

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

                                       AND

                      PACIFIC HEIGHTS ASSET MANAGEMENT, LLC

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

                               BOARD OF DIRECTORS

Disinterested Directors                              Interested Directors

David P. Bergland                                    Michael J. Cuggino

Hugh A. Butler

Mark Tier

                                    OFFICERS

Michael J. Cuggino, President

Michael J. Cuggino, Treasurer

Clement M. Wallace, Secretary

PACIFIC HEIGHTS ASSET MANAGEMENT, LLC

Michael J. Cuggino, President and Chief Executive Officer

Clement M. Wallace, Director of Finance